                                                                               .
                                                                               .
                                                                               .


EXHIBIT 21.1

                                  SUBSIDIARIES

The Company's principal subsidiaries and affiliates at December 31, 2003 were as follows:

                             COUNTRY OF
COMPANY                      INCORPORATION    PRINCIPAL ACTIVITY
Cronos Containers Limited*   UK               Container leasing,  management and
                                              administration
Cronos Containers N.V.*      Netherlands
                             Antilles         Container investment manager
Cronos Capital Corp.         USA              General Partner and limited
                                              partnership administration,
                                              container investment manager
Cronos Securities Corp.      USA              Securities broking
Cronos Containers Inc.       USA              Administration and marketing - USA
Cronos Containers PTE
Limited*                     Singapore        Administration and marketing - Singapore
Cronos Containers Pty
Limited*                     Australia        Administration and marketing - Australia
Cronos Containers S.R.L.     Italy            Administration and marketing - Southern Europe
Cronos Containers (Hong
Kong) Limited*               Hong Kong        Administration and marketing - Hong Kong and
                                              Australasia
Cronos Container Leasing
GmbH                         Germany          Administration and marketing - Germany
Cronos Equipment (Bermuda)
Ltd*                         Bermuda          Container investment
Cronos Finance (Bermuda)
Ltd*                         Bermuda          Container investment
C G Finance B.V.             Netherlands      Holding company and financing
Cronos Management N.V.*      Netherlands      Holding company and provision of
                             Antilles         Executive services
Cronos Containers
Scandinavia AB               Sweden           Holding company and Intermodal
                                              equipment management
Intermodal Leasing AB        Sweden           Intermodal equipment management
Cronos Containers (Cayman)
Ltd.*                        Cayman Islands   Container investment manager
Cronos Holdings Investments
Inc.*                        USA              Holding company
CF Leasing Limited           Bermuda          50% owned container investment
                                              joint venture company


* Denotes companies owned directly by the Company.

                                                                             E11